Exhibit 16.1

PricewaterhouseCoopers LLP
720 East Pete Rose Way
Suite 400
Cincinnati OH 45202-3504
Telephone (513) 723 4700
Facsimile (513) 723 4777

March 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Cincinnati Bell Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated March 21, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP